EXHIBIT 99.1

PAB Bankshares, Inc. Announces Second Quarter 2010 Financial and Strategic Results

VALDOSTA, Ga., Aug. 16, 2010 (GLOBE NEWSWIRE) -- PAB Bankshares, Inc. (Nasdaq:PABK), the parent company for The Park Avenue Bank, today announced its consolidated financial results for the three and six months ended June 30, 2010 and provided a progress report on the following key strategic initiatives:

  identify, isolate and measure the distressed assets on the Bank's balance sheet;
  continue to serve the core deposit customer base and maintain a strong liquidity position;
  shrink the balance sheet to reduce the pressure on the Bank's capital base;
  continue to implement operating efficiencies to reduce operating losses; and
  raise capital to support the Bank during this process.

After providing an additional $15.1 million to the allowance for loan losses and absorbing $4.5 million in losses and $2.0 million in carrying costs on other real estate owned, the Company posted a net loss of $21.1 million for the second quarter of 2010. "Cleaning up the problem assets on our balance sheet continued to weigh on the Company's performance during the second quarter. However, we believe that we have identified and isolated the problem assets on our balance sheet, and we have devoted substantial resources to resolve those problems," stated Company President and CEO Jay Torbert. "We are encouraged by the progress with our plans to eliminate the problem assets from our balance sheet. We are also encouraged that the level of problem assets appears to have stabilized over the last quarter. Despite the distressed market conditions, we expect continued improvement in the aggregate level of our problem assets over the next few quarters."

The aggregate balance of problem assets decreased $1.7 million during the second quarter of 2010 to $233.0 million.   During the second quarter of 2010, the Company placed $23.8 million of loans on nonaccrual status, a continued improvement compared to $62.9 million and $95.4 million of loans placed on nonaccrual status during the first quarter of 2010 and the fourth quarter of 2009, respectively. Also during the second quarter, the Company sold approximately $9.1 million of foreclosed assets, an improvement compared to sales of $6.0 million and $3.9 million during the first quarter of 2010 and the fourth quarter of 2009, respectively. Furthermore, the level of loans past due 30 to 89 days, but still accruing interest, decreased $3.9 million during the second quarter to $22.1 million. "We do not expect the level of continued migration into the nonperforming loan category as we have experienced over the last four quarters," noted Torbert.

The Company continues to maintain a strong liquidity position to meet its expected funding needs. At June 30, 2010, approximately 32% of the Bank's balance sheet was in liquid assets. By comparison, at December 31, 2009, approximately 25% of the Bank's balance sheet was in liquid assets. It is the Bank's policy to maintain at least 15% of its balance sheet in liquid assets. Unfortunately, given the current low interest rate environment, carrying this additional $193 million in excess liquidity had a detrimental impact on the Company's earnings. It is estimated that this additional liquidity lowered the Company's net interest margin by 24 basis points and net interest income by $651,000 during the second quarter of 2010.

Over the last twelve months, the Company has shrunk the balance sheet to alleviate pressure on its capital levels. Since June 30, 2009, the Company has reduced its total assets by $166 million, or 13%, and total risk-weighted assets (regulatory defined) by $232 million, or 24%. The Company intends to continue to shrink its balance sheet, primarily through the liquidation of problem assets, over the next several quarters.

During the second quarter of 2010, the Company sold five branches to HeritageBank of the South, a subsidiary of Albany-based Heritage Financial Group (Nasdaq:HBOS). The sale resulted in the transfer of approximately $52 million in loans, $75 million in demand deposits, savings and money market accounts and $22 million in certificates of deposit. Excluding the branch sale, total deposits decreased $17 million and total loans decreased $51 million during the second quarter of 2010. As a result of this transaction, the Bank recorded a $693,000 gain on the sale of the five branches.

Since December 31, 2008, the Company has sold or closed ten of its 23 banking offices (43%). Since June 30, 2008, the Company has reduced its workforce by 35% (111 employees) and its "controllable" operating expenses by 23% (or a reduction of $1.5 million in the second quarter of 2010 compared to the second quarter of 2008, or $5.9 million on an annualized basis). The Company defines "controllable" operating expenses as its noninterest expenses exclusive of legal and accounting fees, foreclosure and repossession expenses and other noninterest expenses. With the recent sale of five branch locations in May and plans for further asset reductions, the Company expects to realize even greater cost savings going forward.

As of June 30, 2010, the Bank was considered "significantly undercapitalized" under applicable regulatory guidelines due to its leverage ratio of 2.98%. As discussed above, the Company continues to pursue various strategic alternatives to improve the capital ratios of the Bank and to reduce the level of its nonperforming assets. As a significantly undercapitalized institution, the Bank is subject to additional regulatory requirements and if the Company is unsuccessful in executing on its strategic initiatives, the Bank's capital position could further deteriorate and subject the Bank to further regulatory restrictions.

Additional information regarding the Company's financial results is provided in the tables accompanying this press release.

Non-GAAP Financial Measures

This press release, including the attached selected unaudited financial tables, which are a part of this release, contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles ("GAAP"). Management uses the non-GAAP measure of "net interest margin as adjusted for the impact of nonperforming loans and excess liquidity" in its analysis of the Company's performance. This measure, as used by the Company, adjusts net interest income to exclude the effects of nonperforming loans and excess liquidity carried on the balance sheet. Because certain of these items and their impact on the Company's performance are difficult to predict and unusual during these extraordinary economic times, management believes presentation of financial measures excluding the impact of those items provides useful supplemental information in evaluating the operating results of the Company's core business and assessing trends in the Company's core operations reflected in the current quarter and year-to-date results. These disclosures should not be viewed as a substitute for net interest margin as determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Please refer to the "Reconciliation of Non-GAAP Measures" in the attached tables for a more detailed analysis of this non-GAAP measure and the most directly comparable GAAP measures.

About PAB

The Company is a $1.11 billion bank holding company headquartered in Valdosta, Georgia, and its sole operating subsidiary is The Park Avenue Bank. Founded in 1956, the Bank operates through 13 branch offices in seven counties in Georgia and Florida. Additional information on the Bank's locations and the products and services offered by the Bank is available on the Internet at www.parkavebank.com. The Company's common stock is listed on the NASDAQ Global Select Market under the symbol PABK. More information on the Company is available on the Internet at www.pabbankshares.com.

Cautionary Note to Investors Regarding Forward-Looking Statements

Certain matters set forth in this news release are "forward-looking statements" within the meaning of the federal securities laws, including, without limitation, statements regarding our plans regarding our nonperforming assets, our outlook on asset quality and the adequacy of our capital and loan loss reserves, the impact of our nonperforming assets on our capital position, our liquidity position, the interest rate environment and economic conditions in general, and are based upon management's beliefs as well as assumptions made based on data currently available to management. When words like "believe", "anticipate", "intend", "plan", "expect", "estimate", "could", "should", "will" and similar expressions are used, you should consider them as identifying forward-looking statements. These forward-looking statements are not guarantees of future performance, and a variety of factors could cause the Company's actual results to differ materially from the anticipated or expected results expressed in these forward-looking statements. The following list, which is not intended to be an all-encompassing list of risks and uncertainties affecting the Company, summarizes several factors that could cause the Company's actual results to differ materially from those anticipated or expected in these forward-looking statements: (1) general economic conditions (both generally and in our markets) may continue to be less favorable than expected, resulting in, among other things, a further deterioration in credit quality and/or a reduction in demand for credit; (2) continued weakness in the real estate market has adversely affected us and may continue to adversely affect us, leading to higher loan charge-offs or an increase in our provision for loan losses; (3) the possibility that we may fail to comply with our Written Agreement with the Federal Reserve Bank of Atlanta and the Georgia Department of Banking and Finance, which could result in significant enforcement actions against us of increasing severity, up to and including a regulatory takeover of our bank subsidiary; (4) competitive pressures among depository and other financial institutions may increase significantly; (5) changes in the interest rate environment may reduce margins or the volumes or values of loans made by The Park Avenue Bank; (6) legislative or regulatory changes, including changes in accounting standards and compliance requirements, may adversely affect the businesses in which we are engaged; (7) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than we can; (8) our ability to attract and retain key personnel can be affected by the increased competition for experienced employees in the banking industry; (9) adverse changes may continue to occur in the bond and equity markets; (10) our ability to raise capital to protect against further deterioration in our loan portfolio may be limited due to unfavorable conditions in the equity markets; (11) war or terrorist activities may cause further deterioration in the economy or cause instability in credit markets; (12) restrictions or conditions imposed by our regulators on our operations may make it more difficult for us to achieve our goals; (13) economic, governmental or other factors may prevent the projected population, residential and commercial growth in the markets in which we operate; and (14) the risk factors discussed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2009. The Company undertakes no obligation to revise these statements following the date of this press release.

PAB BANKSHARES, INC.	Period Ended
SELECTED QUARTERLY FINANCIAL DATA	06/30/10	03/31/10	12/31/09	09/30/09	06/30/09
(Dollars in thousands except per share and other data)
Summary of Operations:
Interest income	$ 10,916	$ 10,931	$ 12,824	$ 14,816	$ 16,090
Interest expense	5,939	6,328	6,946	7,562	8,104
Net interest income	4,977	4,603	5,878	7,254	7,986
Provision for loan losses	15,114	2,000	16,000	31,438	2,000
Other income	(1,477)	206	(946)	889	2,487
Other expense	9,384	8,140	17,061	7,284	8,102
Income (loss) before income tax expense (benefit)	(20,998)	(5,331)	(28,129)	(30,579)	371
Income tax expense (benefit)	95	--	3,133	(10,623)	29
Net income (loss)	$ (21,093)	$ (5,331)	$ (31,262)	$ (19,956)	$ 342
Net interest income on a tax-equivalent basis	$ 5,024	$ 4,654	$ 5,937	$ 7,321	$ 8,065
Net charge-offs	$ 11,125	$ 785	$ 26,686	$ 11,157	$ 2,684
Per Share Ratios:
Net income - basic	$ (1.53)	$ (0.39)	$ (2.27)	$ (1.93)	$ 0.04
Net income - diluted	(1.53)	(0.39)	(2.27)	(1.93)	0.04
Dividends declared for period	--	--	--	--	--
Dividend payout ratio	0.00%	0.00%	0.00%	0.00%	0.00%
Book value at end of period	$ 1.86	$ 3.34	$ 3.67	$ 6.03	$ 9.48
Common Share Data:
Outstanding at period end	13,795,040	13,795,040	13,795,040	13,795,040	9,324,407
Weighted average outstanding	13,795,040	13,795,040	13,795,040	10,344,878	9,324,407
Diluted weighted average outstanding	13,795,040	13,795,040	13,795,040	10,344,878	9,324,407
Selected Average Balances:
Total assets	$ 1,194,534	$ 1,240,787	$ 1,264,999	$ 1,283,374	$ 1,310,819
Earning assets	1,068,472	1,101,266	1,151,341	1,183,823	1,221,385
Loans	720,845	783,524	871,674	914,699	930,131
Deposits	1,019,491	1,057,529	1,044,674	1,042,085	1,069,685
Stockholders' equity	43,736	49,721	82,778	91,670	90,552
Selected Period End Balances:
Total assets	$ 1,111,082	$ 1,249,684	$ 1,231,945	$ 1,251,219	$ 1,277,016
Earning assets	996,958	1,113,021	1,095,456	1,152,966	1,186,897
Loans	654,525	757,732	805,314	891,981	919,698
Allowance for loan losses	34,518	30,529	29,314	40,000	19,719
Goodwill	--	--	--	5,985	5,985
Deposits	953,414	1,067,207	1,045,215	1,029,638	1,036,382
Stockholders' equity	25,601	46,020	50,587	83,239	88,413
Tier 1 regulatory capital	33,664	54,647	59,861	79,409	92,159
Performance Ratios:
Return on average assets	-7.08%	-1.74%	-9.80%	-6.17%	0.10%
Return on average stockholders' equity	-193.44%	-43.48%	-149.84%	-86.37%	1.51%
Net interest margin	1.89%	1.71%	2.05%	2.45%	2.65%
Net interest margin, adjusted for impact of nonperforming loans & excess liquidity	2.96%	2.96%	3.08%	3.06%	3.13%
Efficiency ratio (excluding the following items):	140.83%	131.90%	146.92%	82.11%	79.50%
Securities gains (losses) included in other income	$ 686	$ 145	$ 1,191	$ 93	$ 756
Other gains (losses) included in other income	(3,802)	(1,456)	(3,738)	(755)	(394)
Goodwill impairment	--	--	5,985	--	--
Selected Asset Quality Factors:
Nonaccrual loans	$ 136,239	$ 138,290	$ 92,272	$ 64,808	$ 70,232
Loans 90 days or more past due and still accruing	206	--	15	4	190
Other impaired loans (troubled-debt restructurings)	--	880	881	--	84
Other real estate and repossessions	96,528	95,493	92,117	55,195	37,417
Asset Quality Ratios:
Net charge-offs to average loans (annualized YTD)	3.19%	0.41%	4.50%	2.09%	0.73%
Nonperforming loans to total loans	20.85%	18.37%	11.57%	7.27%	7.67%
Nonperforming assets to total assets	20.97%	18.78%	15.04%	9.59%	8.45%
Allowance for loan losses to total loans	5.27%	4.03%	3.64%	4.48%	2.14%
Allowance for loan losses to nonperforming loans	25.30%	21.94%	31.46%	61.72%	27.97%
Other Selected Ratios and Nonfinancial Data:
Average loans to average earning assets	67.47%	71.15%	75.71%	77.27%	76.15%
Average loans to average deposits	70.71%	74.09%	83.44%	87.78%	86.95%
Average stockholders' equity to average assets	3.66%	4.01%	6.54%	7.14%	6.91%
Full-time equivalent employees	209	264	270	266	269
Bank branch offices	13	18	18	18	18
Bank ATMs	22	27	27	26	26

PAB BANKSHARES, INC.	Period Ended
SELECTED YEAR-TO-DATE FINANCIAL DATA	06/30/10	03/31/10	12/31/09	09/30/09	06/30/09
(Dollars in thousands except per share and other data)
Summary of Operations:
Interest income	$ 21,847	$ 10,931	$ 59,881	$ 47,057	$ 32,241
Interest expense	12,267	6,328	31,571	24,625	17,062
Net interest income	9,580	4,603	28,310	22,432	15,179
Provision for loan losses	17,114	2,000	51,188	35,188	3,750
Other income	(1,271)	206	4,535	5,481	4,592
Other expense	17,524	8,140	40,573	23,512	16,227
Income (loss) before income tax expense (benefit)	(26,329)	(5,331)	(58,916)	(30,787)	(206)
Income tax expense (benefit)	95	--	(7,744)	(10,876)	(254)
Net income (loss)	$ (26,424)	$ (5,331)	$ (51,172)	$ (19,911)	$ 48
Net interest income on a tax-equivalent basis	$ 9,678	$ 4,654	$ 28,634	$ 22,697	$ 15,376
Net charge-offs	$ 11,910	$ 785	$ 41,247	$ 14,562	$ 3,405
Per Share Ratios:
Net income - basic	$ (1.92)	$ (0.39)	$ (4.78)	$ (2.06)	$ 0.01
Net income - diluted	(1.92)	(0.39)	(4.78)	(2.06)	0.01
Dividends declared for the period	--	--	--	--	--
Dividend payout ratio	0.00%	0.00%	0.00%	0.00%	0.00%
Common Share Data:
Weighted average outstanding	13,795,040	13,795,040	10,708,466	9,668,302	9,324,407
Diluted weighted average outstanding	13,795,040	13,795,040	10,708,466	9,668,302	9,324,407
Selected Average Balances:
Total assets	$ 1,217,532	$ 1,240,787	$ 1,307,027	$ 1,317,180	$ 1,334,363
Earning assets	1,084,778	1,101,266	1,205,340	1,223,538	1,243,724
Loans	752,011	783,524	915,674	930,502	938,534
Deposits	1,038,405	1,057,529	1,069,352	1,077,668	1,095,755
Stockholders' equity	46,712	49,721	89,140	91,285	91,089
Performance Ratios:
Return on average assets	-4.38%	-1.74%	-3.92%	-2.02%	0.01%
Return on average stockholders' equity	-114.07%	-43.48%	-57.41%	-29.16%	0.10%
Net interest margin	1.80%	1.71%	2.38%	2.48%	2.49%
Net interest margin, adjusted for impact of nonperforming loans and excess liquidity	2.96%	2.96%	3.02%	3.00%	2.98%
Efficiency ratio (excluding the following items):	136.53%	131.90%	95.74%	82.24%	82.30%
Securities gains (losses) included in other income	$ 830	$ 145	$ 2,056	$ 865	$ 773
Other gains (losses) included in other income	(5,258)	(1,456)	(5,015)	(1,276)	(522)
Goodwill impairment	--	--	5,985	--	--
Other Selected Ratios:
Average loans to average earning assets	69.32%	71.15%	75.97%	76.05%	75.46%
Average loans to average deposits	72.42%	74.09%	85.63%	86.34%	85.65%
Average stockholders' equity to average assets	3.84%	4.01%	6.82%	6.93%	6.83%

PAB BANKSHARES, INC.
LOAN AND DEPOSIT
PORTFOLIO BY MARKET	South Georgia	North Georgia	Florida
As of June 30, 2010	Market	Market	Market	Treasury	Total
	(Dollars in Thousands)
Loans
Commercial and financial	$ 25,152	$ 34,766	$ 1,713	$ 16,243	$ 77,874
Agricultural (including loans secured by farmland)	31,305	1,847	5,286	--	38,438
Real estate - construction and development	57,767	71,346	24,632	270	154,015
Real estate - commercial	74,851	134,912	21,241	6,002	237,006
Real estate - residential	82,459	36,382	11,094	6,161	136,096
Installment loans to individuals and others	6,679	447	250	3,858	11,234
	278,213	279,700	64,216	32,534	654,663
Deferred loan fees and unearned interest, net	87	(95)	(114)	(16)	(138)
Total loans	278,300	279,605	64,102	32,518	654,525
Allowance for loan losses	(9,135)	(13,837)	(2,636)	(8,910)	(34,518)
Net loans	$ 269,165	$ 265,768	$ 61,466	$ 23,608	$ 620,007
Percentage of total	43.4%	42.9%	9.9%	3.8%	100.0%

Deposits
Noninterest-bearing demand	$ 62,543	$ 16,827	$ 2,822	$ 4,342	$ 86,534
Interest-bearing demand and savings	127,463	25,355	28,244	468	181,530
Time less than $100,000	142,793	43,776	93,985	510	281,064
Time greater than or equal to $100,000	101,676	33,433	47,864	--	182,973
Retail placed in CDARs program	6,207	642	--	--	6,849
Brokered time	--	--	--	97,120	97,120
Internet time	--	--	--	117,344	117,344
Total deposits	$ 440,682	$ 120,033	$ 172,915	$ 219,784	$ 953,414
Percentage of total	46.2%	12.6%	18.1%	23.1%	100.0%

PAB BANKSHARES, INC.
LOAN PORTFOLIO
SUMMARY

The amount of loans outstanding at the indicated dates is presented in the following table according to type of loan:

	Period Ended
	06/30/10	03/31/10	12/31/09	09/30/09	06/30/09
	(Dollars In Thousands)
Commercial and financial	$ 77,874	$ 78,395	$ 84,771	$ 88,863	$ 84,599
Agricultural (including loans secured by farmland)	38,438	42,396	40,215	44,470	45,774
Real estate - construction and development	154,015	181,318	204,663	269,804	290,949
Real estate - commercial	237,006	264,341	275,927	283,404	285,731
Real estate - residential	136,096	171,843	174,879	181,048	183,074
Installment loans to individuals and other loans	11,234	19,542	24,949	24,561	29,790
	654,663	757,835	805,404	892,150	919,917
Deferred loan fees and unearned interest, net	(138)	(103)	(90)	(169)	(219)
Total loans	654,525	757,732	805,314	891,981	919,698
Allowance for loan losses	(34,518)	(30,529)	(29,314)	(40,000)	(19,719)
Net loans	$ 620,007	$ 727,203	$ 776,000	$ 851,981	$ 899,979

The percentage of loans outstanding at the indicated dates is presented in the following table according to type of loan:

	Period Ended
	06/30/10	03/31/10	12/31/09	09/30/09	06/30/09
Commercial and financial	11.90%	10.35%	10.53%	9.96%	9.20%
Agricultural (including loans secured by farmland)	5.87%	5.59%	4.99%	4.99%	4.98%
Real estate - construction and development	23.53%	23.93%	25.41%	30.25%	31.63%
Real estate - commercial	36.21%	34.88%	34.26%	31.77%	31.07%
Real estate - residential	20.79%	22.68%	21.72%	20.30%	19.90%
Installment loans to individuals and other loans	1.72%	2.58%	3.10%	2.75%	3.24%
	100.02%	100.01%	100.01%	100.02%	100.02%
Deferred loan fees and unearned interest, net	-0.02%	-0.01%	-0.01%	-0.02%	-0.02%
Total loans	100.00%	100.00%	100.00%	100.00%	100.00%
Allowance for loan losses	-5.27%	-4.03%	-3.64%	-4.48%	-2.14%
Net loans	94.73%	95.97%	96.36%	95.52%	97.86%

PAB BANKSHARES, INC.
DEPOSIT PORTFOLIO
SUMMARY

The amounts on deposit at the indicated dates are presented in the following table according to type of deposit account:

	Period Ended
	06/30/10	03/31/10	12/31/09	09/30/09	06/30/09
	(Dollars In Thousands)
Noninterest-bearing demand	$ 86,534	$ 95,228	$ 100,458	$ 106,573	$ 108,973
Interest-bearing demand and savings	181,530	252,662	250,232	241,073	245,459
Time less than $100,000	281,064	302,125	305,381	317,403	320,834
Time greater than or equal to $100,000	182,973	191,579	179,325	184,339	191,852
Retail placed in CDARs program	6,849	12,819	29,532	41,799	35,190
Brokered time	97,120	113,701	133,012	119,237	134,074
Internet time	117,344	99,093	47,275	19,214	--
Total deposits	$ 953,414	$ 1,067,207	$ 1,045,215	$ 1,029,638	$ 1,036,382

The percentage of total deposits at the indicated dates is presented in the following table according to type of deposit account:

	Period Ended
	06/30/10	03/31/10	12/31/09	09/30/09	06/30/09
Noninterest-bearing demand	9.07%	8.92%	9.61%	10.35%	10.51%
Interest-bearing demand and savings	19.04%	23.68%	23.94%	23.41%	23.68%
Time less than $100,000	29.48%	28.31%	29.22%	30.83%	30.96%
Time greater than or equal to $100,000	19.19%	17.95%	17.15%	17.90%	18.51%
Retail placed in CDARs program	0.72%	1.20%	2.83%	4.06%	3.40%
Brokered time	10.19%	10.65%	12.73%	11.58%	12.94%
Internet time	12.31%	9.29%	4.52%	1.87%	0.00%
Total deposits	100.00%	100.00%	100.00%	100.00%	100.00%

PAB BANKSHARES, INC.
YIELD ANALYSIS

The following tables detail the average balances of interest-earning assets and interest-bearing liabilities, the amount of interest earned and paid, and the average yields and rates for the three months and six months ended June 30, 2010 and 2009. Federally tax-exempt income is presented on a taxable-equivalent basis assuming a 34% Federal tax rate. Loan average balances include loans on nonaccrual status.

For the Three Months Ended June 30,	2010			2009
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
	(Dollars In Thousands)
Interest-earning assets:
Loans	$ 720,845	$ 9,239	5.14%	$ 930,131	$ 14,029	6.05%
Investment securities:
Taxable	156,055	1,470	3.78%	156,453	1,835	4.70%
Nontaxable	9,044	139	6.16%	15,245	236	6.22%
Other short-term investments	182,528	115	2.50%	119,556	73	0.24%
Total interest-earning assets	$ 1,068,472	$ 10,963	4.12%	$ 1,221,385	$ 16,173	5.31%

Interest-bearing liabilities:
Demand deposits	$ 189,442	$ 308	0.65%	$ 215,201	$ 294	0.55%
Savings deposits	34,245	21	0.25%	36,467	23	0.25%
Time deposits	701,053	4,488	2.57%	706,348	6,409	3.64%
FHLB advances	89,897	866	3.86%	105,532	1,074	4.08%
Notes payable	30,310	247	3.27%	30,310	270	3.58%
Other short-term borrowings	5,041	9	0.74%	8,889	34	1.53%
Total interest-bearing liabilities	$ 1,049,988	$ 5,939	2.27%	$ 1,102,747	$ 8,104	2.95%

Interest rate spread			1.85%			2.36%

Net interest income		$ 5,024			$ 8,069

Net interest margin			1.89%			2.65%

For the Six Months Ended June 30,	2010			2009
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
	(Dollars In Thousands)
Interest-earning assets:
Loans	$ 752,011	$ 18,787	5.04%	$ 938,534	$ 27,979	6.01%
Investment securities:
Taxable	138,668	2,665	3.88%	153,156	3,726	4.91%
Nontaxable	9,414	290	6.22%	19,279	590	6.08%
Other short-term investments	184,686	204	0.22%	132,754	153	0.23%
Total interest-earning assets	$ 1,084,779	$ 21,946	4.08%	$ 1,243,723	$ 32,448	5.26%

Interest-bearing liabilities:
Demand deposits	$ 203,913	$ 628	0.62%	$ 214,837	$ 585	0.55%
Savings deposits	35,843	44	0.25%	35,340	44	0.25%
Time deposits	701,598	9,358	2.69%	737,995	13,758	3.76%
FHLB advances	89,811	1,725	3.87%	107,110	2,152	4.05%
Notes payable	30,310	489	3.25%	25,780	453	3.55%
Other short-term borrowings	6,446	24	0.75%	8,910	71	1.61%
Total interest-bearing liabilities	$ 1,067,921	$ 12,268	2.32%	$ 1,129,972	$ 17,063	3.05%

Interest rate spread			1.76%			2.21%

Net interest income		$ 9,678			$ 15,385

Net interest margin			1.80%			2.49%

PAB BANKSHARES, INC.
NONPERFORMING ASSETS

The nonperforming loans consisted of:

Category	Net Carrying Value*	Collateral Description	Average Carrying Value/Unit

Construction & Development: undeveloped land	$50.7 million	31 parcels of undeveloped land totaling 4,832 acres	$8,500 per residential acre $12,400 per commercial acre
Construction & Development: developed lots	$6.6 million	230 residential lots	$28,700 per lot
1-4 Family Residential	$14.4 million	103 houses	$139,800 per house
Commercial Real Estate	$41.5 million	39 commercial properties	$1.1 million per property
Agriculture	$6.8 million	6 parcels of farm land totaling 1,272 acres	$5,300 per acre
Multi-Family Residential	$1.7 million	7 condominium units	$243,000 per unit
Commercial and Industrial	$2.1 million	Non-real estate collateral	$66,100 per loan
Consumer	$136,000	Non-real estate collateral	$6,800 per loan
Total	$123.9 million

* The term "net carrying value" represents the book value of the loan less any allocated allowance for loan losses.

Foreclosed real estate consists of:

Category	Book Value	Collateral Description	Average Carrying Value/Unit

Construction & Development: undeveloped land	$57.1 million	54 parcels of undeveloped land totaling 1,795 acres	$14,200 per residential acre $85,000 per commercial acre
Construction & Development: developed lots	$17.5 million	862 residential lots	$20,300 per lot
1-4 Family Residential	$8.6 million	59 houses	$145,500 per house
Commercial Real Estate	$7.2 million	19 commercial properties	$378,000 per property
Multi-Family Residential	$5.2 million	13 condominium units	$402,000 per unit
Total	$95.6 million

PAB BANKSHARES, INC.
CREDIT QUALITY

Information on our NPAs for the previous three quarters follow:

	Second Quarter 2010			First Quarter 2010
(in thousands)	Non-performing Loans	Foreclosed Properties	Total NPAs	Non-performing Loans	Foreclosed Properties	Total NPAs
NPAs by Category:
Construction & Development: undeveloped land	$ 55,589	$ 57,057	$ 112,646	$ 63,005	$ 43,339	$ 106,344
Construction & Development: developed lots	7,419	17,535	24,954	9,537	17,847	27,384
1-4 Family Residential	16,746	8,587	25,333	17,696	9,279	26,975
Commercial Real Estate	43,657	7,184	50,841	36,081	19,130	55,211
Agriculture	8,497	--	8,497	9,666	--	9,666
Multi-Family Residential	1,793	5,223	7,016	1,455	4,975	6,430
Total Real Estate	133,701	95,586	229,287	137,440	94,570	232,010
Commercial and Industrial	2,589	924	3,513	1,343	868	2,211
Consumer	155	18	173	387	55	442
Total Non-Real Estate	2,744	942	3,686	1,730	923	2,653
Total NPAs	$ 136,445	$ 96,528	$ 232,973	$ 139,170	$ 95,493	$ 234,663

NPAs by Market:
South Georgia	$ 30,810	$ 5,733	$ 36,543	$ 38,307	$ 3,237	$ 41,544
North Georgia	67,421	74,697	142,118	68,310	75,108	143,418
Florida	38,208	16,098	54,306	32,553	17,148	49,701
Treasury	6	--	6	--	--	--
Total NPAs	$ 136,445	$ 96,528	$ 232,973	$ 139,170	$ 95,493	$ 234,663

NPA Activity
Beginning Balance	$ 139,170	$ 95,493	$ 234,663	$ 93,168	$ 92,117	$ 185,285
Loans placed on nonaccrual	23,774		23,774	62,911		62,911
Payments Received	(2,221)		(2,221)	(6,295)		(6,295)
Loan charge-offs	(10,972)		(10,972)	(434)		(434)
Foreclosures	(13,306)	13,505	199	(10,180)	10,456	276
Capitalized costs	--	--	--	--	--	--
Property sales	--	(9,137)	(9,137)	--	(5,966)	(5,966)
Write downs	--	(3,333)	(3,333)	--	(1,114)	(1,114)
Ending Balance	$ 136,445	$ 96,528	$ 232,973	$ 139,170	$ 95,493	$ 234,663

	Fourth Quarter 2009
(in thousands)	Non-performing Loans	Foreclosed Properties	Total NPAs
NPAs by Category:
Construction & Development: undeveloped land	$ 39,673	$ 39,340	$ 79,013
Construction & Development: developed lots	5,559	17,797	23,356
1-4 Family Residential	11,621	8,595	20,216
Commercial Real Estate	31,381	19,081	50,462
Agriculture	1,857	--	1,857
Multi-Family Residential	2,260	6,400	8,660
Total Real Estate	92,351	91,213	183,564
Commercial and Industrial	439	868	1,307
Consumer	378	36	414
Total Non-Real Estate	817	904	1,721
Total NPAs	$ 93,168	$ 92,117	$ 185,285

NPAs by Market:
South Georgia	$ 29,525	$ 2,882	$ 32,407
North Georgia	37,721	72,000	109,721
Florida	25,907	17,235	43,142
Treasury	15	--	15
Total NPAs	$ 93,168	$ 92,117	$ 185,285

NPA Activity
Beginning Balance	$ 64,812	$ 55,195	$ 120,007
Loans placed on nonaccrual	95,390	--	95,390
Payments Received	(2,449)	--	(2,449)
Loan charge-offs	(22,226)	--	(22,226)
Foreclosures	(42,359)	44,304	1,945
Capitalized costs	--	1	1
Property sales	--	(3,870)	(3,870)
Write downs	--	(3,513)	(3,513)
Ending Balance	$ 93,168	$ 92,117	$ 185,285

PAB BANKSHARES, INC.
RECONCILIATION OF NON-GAAP MEASURE

The reconciliation of net interest margin to net interest margin, as adjusted for the impact of nonperforming loans and excess liquidity follows:

	06/30/10	03/31/10	12/31/09	09/30/09	06/30/09
SELECTED QUARTERLY FINANCIAL DATA:
Net interest margin:	1.89%	1.71%	2.05%	2.45%	2.65%
Impact of nonperforming loans	0.83%	1.03%	0.88%	0.47%	0.34%
Impact of excess liquidity	0.24%	0.22%	0.15%	0.14%	0.14%
Net interest margin, as adjusted for impact of nonperforming loans and excess liquidity	2.96%	2.96%	3.08%	3.06%	3.13%

SELECTED YEAR-TO-DATE FINANCIAL DATA:
Net interest margin:	1.80%	1.71%	2.38%	2.48%	2.49%
Impact of nonperforming loans	0.93%	1.03%	0.49%	0.37%	0.33%
Impact of excess liquidity	0.23%	0.22%	0.15%	0.15%	0.16%
Net interest margin, as adjusted for impact of nonperforming loans and excess liquidity	2.96%	2.96%	3.02%	3.00%	2.98%
CONTACT:  PAB Bankshares, Inc.
          Nicole S. Stokes, Executive Vice-President
           & Chief Financial Officer
          (229) 241-2775, ext. 1718
          nicoles@parkavebank.com